Exhibit 10.3

LOAN AGREEMENT

Party A	:	Ever Trend Investment Limited（德祥投资有限公司）
	:	Liu Lu （刘璐）(Identity Card no.：130203197805150323)

Whereas Party A demand for operating cashflow and borrow a loan from Party B, both Party A and Party B agree the terms as below:

1.              Loan amount: USD Forty Thousand (RMB272,000) for settlement of audit fee of China INSOnline Corp.(“CHIO”), holding company of Party A.

2.              Loan interest:                                Annual rate at 3%, from the date of borrowing to repayment, both days inclusive.  For interest calculation, there is 360 days per year.  Loan interest is payable on the repayment of loan.

3.              Repayment:                      On or before December 31, 2010.  If Party A could not repay in cash, Party B has right to request the same value of stock issued by CHIO.  Any delay repayment is subject to late charges of 0.1% per day.

4.              This Agreement in duplicate and each party has one.

Party A:                                                                                                                     Party B:

Ever Trend Investment Limited                                                                               Liu Lu （刘璐）

（德祥投资有限公司）

/s/Wang Zhenyu                                                                                                         /s/ Liu Lu

October 10, 2010                                                                                                         October 10, 2010